Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121106) of the Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan of our report dated June 23, 2006 with respect to the financial statements and schedule of the Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 26, 2006